POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

WHEREAS, DLP ACCESS FUND, a statutory trust organized under the laws of the State of Delaware (hereinafter referred to as the “Trust”), will file a Registration Statement on Form N-2 and then periodically will file amendments to its Registration Statement on Form N-2 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is the sole initial Trustee of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints JOHN H. GRADY AND ANDRES IDARRAGA, and each of them, the undersigned’s attorneys for the undersigned and in the undersigned’s name, place and stead, and in their offices and capacities in the Trust, to execute and file the Trust’s Registration Statement and any amendment(s) to the Trust’s Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned’s hand this 13th day of August, 2026.

_s/ John Siverling____________

John Siverling, Trustee